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                                                                    Exhibit 99.6


                          CONSENT OF JAMES I. MASLON

        I hereby consent to the references to, and information with respect to, me in my capacity as a proposed member of the Board of Directors of the Registrant wherever such references and information appear in the Registration Statement, including the Joint Proxy Statement/Prospectus constituting a part thereof, and all amendments thereof.


                                                 JAMES I. MASLON

Wilkes-Barre, Pennsylvania
August 1, 1997